Exhibit 99.1

MapLight Therapeutics Reports Third Quarter Financial Results and
Highlights Corporate Progress

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Topline results from Phase 2 ZEPHYR trial of ML-007C-MA for schizophrenia expected in the second half of 2026
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Topline results from Phase 2 VISTA trial of ML-007C-MA for Alzheimer’s disease psychosis expected in the second half of 2027
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Raised $296.5 million in gross proceeds from initial public offering and concurrent private placement completed in October 2025
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Cash, cash equivalents and short-term investments sufficient to fund operations through 2027

SAN FRANCISCO and BOSTON, Dec. 4, 2025 (GLOBE NEWSWIRE) -- MapLight Therapeutics, Inc. (Nasdaq: MPLT), a clinical-stage biopharmaceutical company focused on improving the lives of patients suffering from debilitating central nervous system disorders, today reported financial results for the third quarter of 2025 and highlighted recent progress and upcoming milestones.

“2025 was a year of exceptional execution and acceleration for MapLight,” said Chris Kroeger, Chief Executive Officer of MapLight Therapeutics. “In the last year, we have made noteworthy progress across our entire product candidate portfolio, including the initiation of the Phase 2 ZEPHYR and VISTA studies for ML-007C-MA, completion of enrollment in our Phase 2 IRIS study of ML-004 and advancement of our preclinical programs. With a strengthened balance sheet following our recent public offering, we are in a strong financial position to continue this momentum to advance our broad and diversified pipeline of potentially best-in-class therapies for CNS disorders.”

Business Highlights and Upcoming Milestones

The Company continued to make significant progress across its pipeline of novel drug candidates with potential to address a breadth of debilitating CNS disorders.

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ML-007C-MA (M1/M4 Muscarinic Agonist) for the Treatment of Schizophrenia and Alzheimer’s Disease Psychosis (ADP):

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Topline results from Phase 2 ZEPHYR trial for schizophrenia expected in the second half of 2026. ZEPHYR is a randomized, double-blind, placebo-controlled, three-arm trial evaluating once- and twice-daily doses of ML-007C-MA for the treatment of hospitalized adult participants with schizophrenia experiencing an acute exacerbation of psychosis. The Company expects to enroll 300 participants in the trial, and the primary endpoint is the change from baseline in Positive and Negative Syndrome Scale (PANSS) total score at Week 5.

o
Topline results from Phase 2 VISTA trial for ADP expected in the second half of 2027. VISTA is a randomized, double-blind, placebo-controlled, two-arm trial evaluating twice-daily doses of ML-007C-MA for the treatment of hallucinations and delusions associated with ADP. The Company expects to enroll 300 participants in the trial, and the primary endpoint is the change from baseline in the Neuropsychiatric Inventory - Clinician Hallucinations and Delusions (NPI-C H+D) score at Week 7.

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ML-004 (5-HT1B/1D Agonist) for the Treatment of Autism Spectrum Disorder (ASD): The Company has completed enrollment in the IRIS Phase 2 study, with topline results expected in the second half of 2026. The IRIS study is a randomized, double-blind, placebo-controlled two-arm trial evaluating once-daily ML-004 for the improvement of core social communication deficits, with change in irritability symptoms as a key secondary endpoint. The trial randomized approximately 160 adult and adolescent participants.

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ML-021 (M4 Antagonist) for the Treatment of Motor Deficits in Parkinson’s Disease: The Company expects to complete IND-enabling studies for ML-021 in the second half of 2026.

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ML-009 (GPR52 Positive Allosteric Modulator) for the Treatment of Hyperactivity, Impulsivity and Agitation-Related Disorders: The Company has nominated a development candidate for advancement to IND-enabling studies.

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Completed $296.5 Million Initial Public Offering and Private Placement: In October 2025, the Company completed its initial public offering (IPO) and concurrent private placement and sold 17,439,207 shares of common stock in aggregate (which included the full exercise of the underwriters’ option to purchase additional shares) at a price of $17.00 per share. The net proceeds to the Company were $269.8 million after deducting underwriting discounts and commissions, placement agent fees, and estimated offering expenses.

Third Quarter 2025 Financial Results

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The Company ended the quarter with $227.2 million in cash, cash equivalents and short-term investments. The Company expects that its current cash, cash equivalents and short-term investments, together with the net proceeds from the IPO and concurrent private placement, will be sufficient to fund operations through 2027.
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Research and development expenses were $27.1 million for the third quarter of 2025, compared to $16.8 million for the third quarter of 2024. The increase primarily reflects increases in clinical trial expenses, employee-related expenses and formulation and CMC expenses that were partially offset by decreases in preclinical program expenses.

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General and administrative expenses were $4.4 million for the third quarter of 2025, compared to $4.1 million for the third quarter of 2024. The increase was primarily due to increases in legal and consulting fees that were partially offset by lower employee-related expenses.
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Net loss was $29.4 million for the third quarter of 2025, compared to $19.0 million for the third quarter of 2024.

About MapLight Therapeutics

MapLight Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients suffering from debilitating central nervous system disorders. The company was founded by globally recognized leaders in psychiatry and neuroscience research to address the lack of circuit-specific pharmacotherapies available for patients.

For more information, please visit www.maplightrx.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, the Company’s expectations regarding plans for and potential benefits of its current and future product candidates and programs, plans for its current and future clinical trials, plans for clinical trial design, the anticipated timing of the initiation of and results from the Company’s clinical trials and the Company’s cash, cash equivalents and short-term investments funding its operations through 2027. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, are intended to identify forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in the Company’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond the Company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of the Company’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; the risk that results obtained in any clinical trials to date may not be indicative of results obtained in ongoing or future trials; the timing or likelihood of regulatory filings and approvals; expectations regarding our ability to fund our current operations and to secure sufficient additional capital, when required, to fund product development or future commercialization efforts; and other risks and uncertainties identified in the Company’s Quarterly

Report on Form 10-Q filed with the SEC on December 4, 2025, and subsequent disclosure documents the Company may file with the SEC. The Company claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

MapLight Therapeutics, Inc.

Condensed Consolidated Statements of Operations
(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$27,094	$16,814	$73,726	$47,810
General and administrative	4,404	4,080	11,980	12,359
Total operating expenses	31,498	20,894	85,706	60,169
Loss from operations	(31,498)	(20,894)	(85,706)	(60,169)
Other income (expense), net:
Interest income	1,549	1,081	3,048	3,605
Loss from equity method investment	—	—	—	(986)
Other income, net	531	797	1,054	1,199
Total other income, net	2,080	1,878	4,102	3,818
Net loss	$(29,418)	$(19,016)	$(81,604)	$(56,351)
Net loss per share attributable to common stockholders - basic and diluted	$(37.18)	$(25.08)	$(105.70)	$(77.37)
Weighted-average common stock outstanding - basic and diluted	791,127	758,204	772,031	728,343

Select Condensed Consolidated Balance Sheet Data
(Unaudited)

(in thousands)

	September 30,	December 31,
	2025	2024
Cash, cash equivalents and short-term investments	$227,168	$108,795
Total assets	257,222	136,916
Total current liabilities	18,562	15,920
Total liabilities	23,706	21,721
Total stockholder's deficit	(274,177)	(193,628)

For investor inquiries: investors@maplightrx.com

For media inquiries: media@maplightrx.com